EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

June 9, 2005

To the Board of Directors and Stockholders
Visteon Corporation
Van Buren Township, Michigan

We consent to the incorporation, by reference in the Registration Statement No. 333-39756 on Form S-8 of Visteon Corporation, of our report dated June 9, 2005, with respect to the statements of net assets available for plan benefits of the Visteon Investment Plan as of December 31 and December 30, 2004, the related statements of changes in net assets available for plan benefits for the one-day period of December 31, 2004 and the year ended December 30, 2004, and the related supplemental schedules of assets held for investment purposes as of December 31 and December 30, 2004, which report appears in the December 31, 2004 Annual Report on Form 11-K of the Visteon Investment Plan.

/s/ George Johnson & Company
CERTIFIED PUBLIC ACCOUNTANTS
Detroit, Michigan

Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-39756) of Visteon Corporation of our report dated June 25, 2004 relating to the financial statements of the Visteon Investment Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

Detroit, Michigan
June 27, 2005